POWER OF ATTORNEY

         We the  undersigned  officers and Trustees of ICON Funds (the
"Trust"), do hereby severally  constitute and appoint Erik L. Jonson,
Charles W. Lutter, Jr. and Robin B. Shipman, and each of them acting singularly, as our true and lawful attorneys, with full powers to them and each of them to
sign for us, in  our  names  in  the  capacities   indicated  below,  any
amendment to the Registration Statement of the Trust on Form N-1A to be filed with the Securities and Exchange Commission and to take such further action in respect thereto as they, in their sole discretion, deem necessary to enable the Trust to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all documents related to said amendment to the Registration Statement.

         IN WITNESS WHEREOF, we have hereunto set out hands on the dates indicated below.


SIGNATURE		             TITLE     		         		DATE



_/s/__________________	PRESIDENT AND TRUSTEE  	____4-99_______
    Craig T. Callahan



_/s/_____________________	TRUSTEE	     	____4-99___________
R. Michael Sentel



_/s/_____________________	TRUSTEE	     _____4-99___________
James W. Hire



_/s/_____________________	TRUSTEE        	_____4-99__________
Glen F. Bergert



_/s/_____________________ VICE PRESIDENT AND     ____4-99___________
Erik L. Jonson	      	  CHIEF FINANCIAL OFFICER




_/s/_____________________    VICE PRESIDENT AND _____4-99__________
Robin B. Shipman	                 SECRETARY